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                                                                    Exhibit 10.2

                       AMENDMENT NO. 4 TO CREDIT AGREEMENT


                  This AMENDMENT NO. 4 TO CREDIT AGREEMENT (this "Amendment") is entered into as of this 14th day of October, 1997 by and between COLORSPAN CORPORATION (f/k/a LaserMaster Corporation), a Minnesota corporation ("Borrower"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as Agent and Lender ("Agent"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement (as hereinafter defined).

                                    RECITALS

                  WHEREAS, Borrower and Agent have entered into that certain Credit Agreement dated as of January 17, 1996, as amended by that certain First Amendment to Credit Agreement dated as of May 15, 1996, that Second Amendment to Credit Agreement dated as of January 3 1, 1997, that Third Amendment to Credit Agreement dated as of May 14, 1997 (as further amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"); and

                  WHEREAS, Borrower and Agent wish to enter into certain amendments to the Credit Agreement, all as more fully set forth herein;

                  NOW THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the parties hereto agree as follows:

                  SECTION 1.   Amendments to the Credit Agreement and Schedules.

                  Schedule H to the Credit Agreement is amended as follows:

                  (i) Clause (c) is amended and restated to read in its entirety as follows:

                       c) Minimum Net Worth. Borrower and its Subsidiaries
                  (other than LaserMaster Europe) on a consolidated basis shall maintain Net Worth equal to or greater than the following respective amounts measured as of the last day of the following respective quarters:

                     Fiscal Quarter Ending                   Minimum Net
                                                               Worth

                     June 30, 1997                          ($5,441,000)
                     September 30, 1997                     ($7,767,000)
                     December 31, 1997                      ($7,636,000)
                     March 31, 1998                         ($7,660,000)
                     June 30, 1998                          ($7,083,000)
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                  (ii) Clause (d) is amended and restated to read in its
          entirety as follows:

                           (d) Minimum Debt Service Coverage Ratio. Borrower and
                  its Subsidiaries (other than LaserMaster Europe) on a consolidated basis shall have at the end of each Fiscal Month, a Debt Service Coverage Ratio for the 12-month period then ended (or for the Fiscal Months ending on or before June 30, 1997, for the period of July 1, 1996 to such date) of not less than .23 to 1.0 with respect to the Fiscal Months ending March 31, 1997, April 3 0, 1997 and May 31, 1997, and not less than the following ratios for the following respective periods:

                                Period                                Ratio
                                ------                                -----
                  Twelve months ended June 30, 1997                   (4.74)
                  Three months ended September 30, 1997               (2.20)
                  Six months ended December 31, 1997                    .12
                  Nine months ended March 31, 1998                      .68
                  Twelve months ended June 30, 1998 and as of
                  the last day of each Fiscal Month thereafter         1.43

                  SECTION 2.   Representations and Warranties.

                  2.1      Borrower.  Borrower represents and warranties that:

                           (a)   the execution, delivery and performance by
Borrower of this Amendment have been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

                           (b)   each of the representations and warranties
contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

                           (c)   neither the execution, delivery and performance
of this Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of Boffower's certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality or
(iii) indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such
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conflict or breach has been waived by a written waiver document a copy of which has been delivered to Agent on or before the date hereof, and

                           (d) no Default or Event of Default will exist or
result after giving effect hereto.

                  SECTION 3.    Conditions to Effectiveness.

                  This Amendment will be effective upon satisfaction of the following conditions:

                  (a) Execution and delivery of four counter-parts of this Amendment by each of the parties hereto.

                  (b) Payment to the Agent of an Amendment Fee in the amount of $50,000, which amount Agent is authorized to charge to the outstanding balance of the Revolving Loan upon execution and delivery of this Amendment by Borrower.

                  SECTION 4.   Reference to and Effect Upon the Credit
Agreement.

                  (a) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver or any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof', "herein" or words of similar import shall mean and refer to the Credit Agreement as amended hereby.

                  SECTION 5. Waiver. In consideration of the foregoing, Borrower hereby waives, and covenants not to sue Agent with respect to, any and all claims it may have against Agent, whether known or unknown, arising in tort, by contract or otherwise prior to the date hereof.

                  SECTION 6. Costs and Expenses. As provided in Section 11.3 of the Credit Agreement, Borrower agrees to reimburse Agent for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

                  SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.
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                  SECTION 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this amendment for any other purposes.

                  SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.


                            [signature pages follow]
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                            IN WITNESS WHEREOF, the parties have executed this
Amendment as of the date and year first above written.

                                              COLORSPAN CORPORATION


                                              By:____________________________
                                              Title:_________________________


Revolving Credit Loan                         GENERAL ELECTRIC CAPITAL
Commitment: $10,000,000                       CORPORATION, as Agent


                                              By:____________________________
                                              Title:_________________________